                                                                     Exhibit 3.4


                                     BYLAWS

                                       OF

                              TRITON SYSTEMS, INC.



                                    ARTICLE I
                                    ---------

                                NAME AND OFFICES
                                ----------------


     1.01 NAME. The name of this corporation is Triton Systems, Inc.

     1.02 PRINCIPAL OFFICE. The corporation shall maintain its principal offices in Long Beach, Mississippi, or at such other place as the Board of Directors may from time to time designate.

     1.03 REGISTERED OFFICE. The registered office of the corporation shall be the place designated from time to time in the document filed by the corporation with the Secretary of State of Mississippi.


                                   ARTICLE II
                                   ----------

                                  CAPITAL STOCK
                                  -------------

     2.01 CONSIDERATION FOR SHARES. Except as otherwise permitted by law, capital stock of the corporation may be issued for such consideration as shall be determined from time to time by the Board of Directors.

     2.02 PAYMENT FOR SHARES. The consideration for the issuance of shares may be paid, in whole or in part, in any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate, which determination is conclusive insofar as the adequacy of consideration for the issuance of shares related to whether the shares are validly issued, fully paid and nonassessable. When the corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid or the benefits received. Such escrow arrangements may provide that if the services are not performed, the note is not paid or the benefits are not received, then the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

     2.03 CERTIFICATES FOR SHARES. The Board of Directors may authorize the issuance of some or all of the shares without certificates. Shares of stock of this corporation may be represented by certificates. Certificates shall be in such form as shall be determined by the Board of Directors. At a minimum, each share certificate must state on its face (1) the name of the corporation and that the corporation is organized under the law of the State of Mississippi; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate or the corporation must furnish the shareholder this information on request in writing and without charge.

     2.04 CERTIFICATES FOR SHARES SIGNED. Each share certificate must be signed (either manually or in facsimile) by the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or by such other officer designated in the Bylaws or by the Board of Directors to do so, and may be sealed with the corporate seal. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     2.05 CERTIFICATES FOR SHARES NUMBERED. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon terms and indemnity acceptable to the corporation.

     2.06 TRANSFER OF SHARES. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws or any written agreement in respect thereof, transfer of shares of the corporation shall be made only on the stock transfer books of the corporation (1) by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or
(2) by his attorney authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares.

                                   ARTICLE III
                                   -----------

                                  SHAREHOLDERS
                                  ------------


     3.01 PLACE OF MEETING. Meetings of shareholders of the corporation shall be held at the principal office of the corporation or at such other place, in or out of the State of Mississippi, stated in the notice of the meeting or in a waiver of notice.

     3.02 (a) ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at such time and place as the Board of Directors shall designate. At the meeting, shareholders shall elect directors and transact such other business as may properly come before the meeting. Failure to hold an annual meeting at the designated time shall not affect the validity of any corporate action.

          (b) ADVANCE NOTICE. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, notwithstanding Section 8.01 hereof, to the Secretary of the corporation not later than (1) with respect to a matter to be brought before an annual meeting of shareholders or a special meeting in lieu of an annual meeting, sixty (60) days prior to the first anniversary date of the initial notice referred to in clause (i) above to the previous year's annual meeting of shareholders or special meeting in lieu of an annual meeting, as the case may be, and (2) with respect to a matter to be brought before a special meeting of the shareholders not in lieu of an annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. The notice shall set forth (i) information concerning the shareholder, including his or her name and address, (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, and (iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this section; provided, however, that nothing in this section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with these Bylaws.

     3.03 SPECIAL MEETINGS. Special meetings of the shareholders of the corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of the corporation or the Chief Executive Officer of the corporation (if one is so appointed); or (d) by holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Secretary of the corporation one or more written demands for the meeting describing the purposes for which it is to be held. Special meetings of the shareholders of the corporation may not be called by any other person or persons.

     At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall be been set forth in the notice of such special meeting.

     3.04 NOTICE OF MEETINGS - WAIVER. Written notice stating the place, date and time of each meeting, and in case of a special meeting, the purpose(s) for which the meeting is called, shall be delivered not less than ten (10) days or more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at such meeting. Only the shareholders whose names appear on the stock transfer books at the close of business the day before the first notice is delivered to shareholders shall be entitled to notice of and to vote at such meeting, notwithstanding the transfer of shares thereafter.

     The corporation shall give notice to shareholders not entitled to vote in any instance where such notice is required by the provisions of the Mississippi Business Corporation Act ("MBCA"). A shareholder may waive notice before or after the date and time stated in the notice. The waiver must be in writing, must be signed by the shareholder entitled to notice and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless at the beginning of the meeting (or promptly upon arrival) the shareholder objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting also waives objection to consideration of a particular matter which is not within the purpose(s) described in the notice unless the shareholder objects when the matter is presented.

     3.05 RECORD DATE. The Board of Directors may fix a record date for one (1) or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action; provided, that a record date fixed under this sentence may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. The stock transfer books of the corporation need not be closed. The record date may precede the date on which the record date is established. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     3.06 SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

     3.07 SHAREHOLDERS' LIST. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his or her agent or attorney, is entitled on written demand to inspect and, subject to the requirements of Section 79-4-16.02(c) of the MBCA, to copy the list during regular business hours and at his or her expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

     3.08 QUORUM. Unless otherwise required by law or the Articles of Incorporation, a majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for action on that matter. Holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for the adjourned meeting of shareholders for action on that matter. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of a number of shareholders so that less than a quorum remains. A meeting may be adjourned despite the absence of a quorum.

     3.09 MEANING OF CERTAIN TERMS. As used herein in respect to the right of notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders or record of outstanding shares when the corporation is authorized to issue only one (1) class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two (2) or more classes or series of shares or upon which or upon whom the MBCA confers such rights notwithstanding that the Articles of Incorporation may provide for more than one (1) class or series of shares, one
(1) or more of which are limited or denied such rights thereunder.

     3.10 PROXIES AND VOTING. Except as otherwise provided by law or the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders' meeting. A shareholder may vote either in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by his attorney-in-fact, and delivering it to the Secretary or other officer of the corporation who is authorized to tabulate votes. An appointment of a proxy is revocable unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Such an appointment becomes revocable when the interest is extinguished. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Unless the Articles of Incorporation provide otherwise, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting in which a quorum is present.

     3.11 CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting, the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, if any, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

     3.12 ACTION WITHOUT A MEETING. Action required or permitted by the MBCA to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The corporation must give any required notice to nonvoting shareholders, if any.


                                   ARTICLE IV
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

     4.01 NUMBER AND TERM. The Board of Directors of the corporation shall consist of such number of members not less than one (1) nor more than fifteen
(15), the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors. If at any time the number of members of the Board of Directors is fixed at nine (9) or more, then the Board of Directors may, upon the unanimous resolution of the Board of Directors, be divided into three (3) classes, of as nearly equal size as possible, designated by the Board of Directors. The terms of directors elected prior to the first annual meeting of shareholders occurring after the date of effectiveness of these Bylaws shall be filled as specified in these Bylaws. At each annual meeting of shareholders, the number of directors equal to the number in the class whose term expires at the time of such meeting shall be elected to hold office until the next succeeding annual meeting after their election, unless the Board of Directors has determined to divide the Board into three (3) classes as provided above, in which case directors shall be elected to serve three year terms. Any vacancy arising from the earlier retirement of a director may be filled by vote of the remaining directors or the shareholders, and the term of any such director shall be for the balance of the term of the retiring director's class. A vote of at least eighty percent (80%) of the outstanding voting stock of the corporation is required to increase the maximum number of the members of the Board of Directors if the Board of Directors does not recommend an increase in the maximum number of members of the Board. The minimum and maximum number of directors may be changed only by the affirmative vote of a majority of the outstanding voting stock of the corporation.

     4.02 QUALIFICATIONS. A director need not be a shareholder, a citizen of the United States, nor a resident of the state of Mississippi. The business and affairs of the corporation shall be managed under the direction of, and all corporate powers shall be exercised by or under the authority of, its Board of Directors.

     4.03 ELECTION. At each annual meeting at which directors are elected, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election. Each director shall hold office for the term for which he or she is elected and until his or her successor shall be elected and qualified. Shareholders shall have no right to cumulate their votes in the election of directors.

     4.04 REMOVAL OF DIRECTORS. The directors or the shareholders may remove one
(1) or more director(s) only for cause. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose or one of the purposes of the meeting is the removal of directors.

     4.05 VACANCIES. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs in the Board of Directors, including a vacancy resulting from an increase in the number of directors:

          (a) the Board of Directors may fill the vacancy; or

          (b) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

A decrease in the number of directors does not shorten an incumbent director's term. A vacancy that will occur at a specified later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     4.06 PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held either in or out of the state of Mississippi.

     4.07 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

     4.08 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held upon notice. Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. Attendance in person at or participation in a special meeting waives any required notice of the meeting unless at the beginning of the meeting (or promptly upon arrival) the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Notice of any meeting of the Board of Directors may be waived before or after the date and time stated in the notice if in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

     4.09 QUORUM AND VOTING. A quorum of the Board shall consist of a majority of the directors in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board.

A director who is present at a meeting of the Board when corporate action is taken is deemed to have assented to the action taken unless:

               (a) he or she objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or transacting business at the meeting;

               (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

               (c) he or she delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         4.10 CONDUCT OF MEETINGS. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director who so participates in a meeting is deemed to be present in person at the meeting.

         4.11 ACTION WITHOUT A MEETING. Unless the Articles of Incorporation or Bylaws provide otherwise, action required or permitted by the MBCA to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed pursuant to this section has the effect of a meeting vote and may be described as such in any document.

         4.12 COMMITTEES OF THE BOARD. Unless the Articles of Incorporation or Bylaws provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken. The requirements applicable to the Board of Directors with regard to meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements apply to committees and their members as well. The Board of Directors may delegate to a committee all such authority of the Board that it deems desirable except the authority to:

     (a) authorize distributions;

     (b) approve or propose to shareholders action required to be approved by shareholders;

     (c) fill vacancies on the Board of Directors or on any of its committees;

     (d) amend the Articles of Incorporation;

     (e) adopt, amend or repeal bylaws;

     (f) approve a plan of merger not requiring shareholder approval;

     (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

     (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.


                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

     5.01 OFFICERS. The officers of the corporation shall consist of a Chairman of the Board of Directors, President, Secretary and, as deemed appropriate by the Board of Directors, a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer, one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. The Chairman of the Board must be a member of the Board of Directors. Any two (2) or more offices may be held by the same person. The Board of Directors shall delegate one (1) of the officers the responsibility of preparing minutes of directors' and shareholders' meetings and of authenticating records of the corporation. Officers need not be directors or shareholders of the corporation.

     5.02 VACANCIES. Vacancies occurring in any office shall be filled by the Board of Directors at any regular or special meeting.

     5.03 THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Vice Chairman shall act as chairman in the absence of or incapacity of the Chairman.

     5.04 THE PRESIDENT. The President shall be responsible for the active, executive management and supervision of the operations of the corporation and shall perform such duties as the Board of Directors may prescribe or his or her capacity as President by custom may provide.

     5.05 THE VICE PRESIDENT. Vice Presidents shall perform such duties as the Board of Directors may prescribe. Each Vice President shall report to the President or his or her delegate who shall be responsible for the Vice President's actions.

     5.06 THE SECRETARY. The Secretary shall attend all meetings of the shareholders and the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. The Secretary shall be custodian of the records of the corporation and shall attend to the giving of all notices, attest, when requested, to the authority of the President or other officers, as revealed by the minutes or these Bylaws, to execute legal documents binding the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

     5.07 THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep correct and complete records of account, showing accurately at all times the financial condition and results of operations of the corporation. The Chief Financial Officer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the corporation. The Chief Financial Officer shall immediately deposit all funds of the corporation coming into his or her hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. The Chief Financial Officer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition and results of operations of the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Chief Financial Officer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     5.08 OTHER OFFICERS. The duties of other officers elected by the Board of Directors shall be such as are customary to their respective offices and as shall be assigned to them by the President.

     5.09 RESIGNATION AND REMOVAL. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

                                   ARTICLE VI
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

     6.01 INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The corporation shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (a) to the full extent permitted by Section 79-4-8.51 of the MBCA, and (b) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the MBCA or would be disqualified for indemnification under Section 79-4-8.51(d) of the MBCA, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the MBCA that
(i) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) the acts or omissions of the director did not constitute gross negligence or willful misconduct, and (iii) the corporation is not precluded from providing indemnification for such acts or omissions under Section 79-4-2.02(b)(5) of the MBCA. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(a)(1) of the MBCA, but the remaining provisions of Section 79-4-8.53 of the MBCA shall be applicable to any such request. The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

     6.02 NATURE. The right to indemnification and advancement of expenses set forth in section 6.01 are intended to be more extensive than those which are provided for with respect to the permissive indemnification in the MBCA, are contractual between the corporation and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the MBCA, as amended from time to time. The rights to indemnification and advancement of expenses set forth in section 6.01 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled or granted by law, the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, a vote of the shareholders of the corporation, or an agreement with the corporation, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article VI shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the MBCA hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VI which occur subsequent to the effective date of such amendment.

     6.03 SEVERABILITY. If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee or agent of the corporation as to any liability incurred or other amounts paid in with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated by the MBCA, or by any other applicable law. Unless the context otherwise requires, terms used in this Article VI shall have the meanings given in Section 79-4-8.50 of the MBCA.


                                   ARTICLE VII
                                   -----------

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

     7.01 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     7.02 LOANS. No loan shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     7.03 CHECKS, DRAFTS, ETC.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     7.04 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, companies or other depositories as the Board of Directors may select.


                                  ARTICLE VIII
                                  ------------

                                     NOTICES
                                     -------

     8.01 GENERALLY. Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telefax, or other form of wire or wireless communication, or by United States mail or private carrier. If these forms of personal notice shall be impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication.

     8.02 WRITTEN NOTICE.

     (a) Written notice to shareholders, if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address as shown in the corporation's current record of shareholders.

     (b) Except as provided above with respect to notice to shareholders, written notice, if in a comprehensible form, shall be effective at the earliest of the following:

          (1) when received;

          (2) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed;

          (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

     8.03 ORAL NOTICE. Oral notice shall be effective when communicated if communicated in a comprehensible manner.

     8.04 APPLICABLE LAW. If applicable law prescribes notice requirements for particular circumstances, those requirements govern. If the Articles of Incorporation or other provisions of these Bylaws prescribe notice requirements, not inconsistent with this section or other provisions of applicable law, those requirements govern.


                                   ARTICLE IX
                                   ----------

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation shall be determined, and shall be subject to change, by the Board of Directors.


                                    ARTICLE X
                                    ---------

                                   AMENDMENTS
                                   ----------

     These Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote of the holders of a majority of the outstanding stock at any regular meeting of the shareholders or special meeting called for the purpose, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board, unless the shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw; provided, however, that the Board of Directors may not amend these Bylaws to take any action which is reserved exclusively by the shareholders pursuant to the MBCA. If any shareholder or director, as the case may be, should object to the consideration of any proposed amendment, the proposal may not be voted upon unless notice of the proposed amendment was given at least ten (10) days prior to the meeting at which such objecting shareholder or director is entitled to vote. Any amendment, modification, repeal or addition to these Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders.

     A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed:

     (a) if originally adopted by the shareholders, only by the shareholders; or

     (b) if originally adopted by the Board of Directors, either by the shareholders or the Board of Directors.

     Action by the Board of Directors to adopt or amend a Bylaw originally adopted by the Board of Directors fixing a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater. The Board is without authority to amend this Article X.


                                   ARTICLE XI
                                   ----------

                                  SEVERABILITY
                                  ------------

     Any provision in these Bylaws that is prohibited or unenforceable shall be ineffective without invalidating or affecting the remaining provisions of these Bylaws.